EXHIBIT 31.2

Certification

I, Dara Khosrowshahi, Chief Executive Officer of Expedia, Inc. (the “Company”), certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A (the “Amendment”) to the Company’s annual report on Form 10-K for the year ended December 31, 2015 (together with the Amendment, the “Report”); and

2.	Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Dated: April 29, 2016

/s/ DARA KHOSROWSHAHI
Dara Khosrowshahi Chief Executive Officer